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                                                                    EXHIBIT 11.1

                               Share Computation
                     Twelve Months ended September 30, 1997


                                                                          Common Stock
                                                   -------------------------------------------------------------
                                                                                                       Weighted
                                                                                   Total less           Average
                                                     Total           Treasury       Treasury            Shares
                                                   -------------------------------------------------------------
Shares outstanding at September 30, 1996           25,958,311      (7,500,000)     18,458,311         25,958,311

Exercise of Stock Options                               5,000                           5,000              2,699
Cancellation of Shares                                 (5,000)                         (5,000)              (876)
Treasury Stock Retired                             (7,000,000)      7,000,000               0           (360,522)
                                                   -------------------------------------------------------------
Shares outstanding at September 30, 1997           18,958,311        (500,000)     18,458,311         25,599,612
                                                   =============================================================

Net  (Loss)                                                                                            ($882,012)

Weighted average shares                                                                               25,599,612

(Loss)  per share                                                                                         ($0.04)
                                                                                                      ==========